EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Media Sciences International, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Denise Hawkins, Principal Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 12, 2011

/s/ Denise Hawkins
Denise Hawkins
Principal Executive Officer and Chief Financial Officer